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                                                               Exhibit 99.2

                          Preliminary Proxy Materials

                                CBS CORPORATION

        Proxy solicited by the Board of Directors for Special Meeting of
                          Shareholders,         , 1999
         (See Joint Proxy Statement/Prospectus for discussion of item.)

   The undersigned appoints     ,      and     , and each of them, jointly and
severally, as proxies, with power of substitution, to vote all shares of CBS Corporation common stock which the undersigned is entitled to vote on all matters which may properly come before the Special Meeting of Shareholders of
CBS Corporation to be held at          on       , 1999, beginning at     a.m.
eastern standard time, or any adjournment thereof, including upon matters set
forth in the Notice of Special Meeting dated       , 1999, and the related
joint proxy statement/prospectus, copies of which have been received by the undersigned, and in their discretion upon any adjournment of the meeting. Attendance of the undersigned at the meeting or any adjourned session of the meeting will not be deemed to revoke this proxy unless the undersigned affirmatively indicates the intention of the undersigned to vote the shares represented by this proxy in person before the exercise of this proxy.

                                          (change of address)

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                                          If you have written in the above
                                          space, please mark the corresponding
                                          box on the reverse side of this
                                          card.

                                CBS CORPORATION
                                P. O. BOX 11004
                           NEW YORK, N.Y. 10203-0004

   You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. The proxies cannot vote your shares unless you sign and return this proxy card.

(Continued, and to be signed and dated, on the reverse side.)
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(continued from other side)

                          PRELIMINARY PROXY MATERIALS

                             DETACH PROXY CARD HERE

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              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.
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1. To adopt the Agreement and Plan of Merger, dated as of September 6, 1999, between CBS Corporation and Viacom Inc., a Delaware corporation.

                       FOR [_]  AGAINST [_]  ABSTAIN [_]

   The shares represented by this Proxy Card will be voted as specified above, but if no specification is made they will be voted FOR Item 1 and at the discretion of the proxies on any other matter that may properly come before the meeting.

   Please sign, date and return promptly in the accompanying envelope.

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, director, administrator, trustee or guardian, give full name and title as such.

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                          Signature of Share Owner(s)

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                          Signature of Share Owner(s)

Dated: ___________________________________________________________________, 1999

Votes MUST be indicated (x) in black or blue ink. [_]

   To change your address, mark this box and correct on reverse side.

                                      [_]

   If you plan to attend the Special Meeting, please check this box.

                                      [_]